Exhibit 99.3

COMPASS DIVERSIFIED HOLDINGS
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

    The following pro forma condensed combined financial statement gives effect to the acquisition of Boa Holdings, Inc. ("Boa") with a total purchase price of approximately $454 million, as further described on the Form 8-K that we filed on October 19, 2020.

    The following pro forma condensed combined statement of operations for the year ended December 31, 2020 gives effect to the acquisition of Boa as if the acquisition had occurred on January 1, 2020.

    The "as reported" financial information of Boa is derived from the unaudited historical financial statements of Boa Technology, Inc. for the nine months ended September 30, 2020, which is incorporated by reference into this Form 8-K. The "as reported" financial information for Compass Diversified Holdings (the "Company" or "Holdings") is derived from the audited financial statements of the Company for the year ended December 31, 2020 as filed on Form 10-K dated February 24, 2021. The "as reported" of the Company for the year ended December 31, 2020 includes the results of operations of Boa from the date of acquisition, October 16, 2020, through December 31, 2020. The results of operations for Boa for the period from October 1, 2020 through October 15, 2020 are not presented and were not material.

    Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes. The pro forma adjustments described in the accompanying notes have been made based on the available information and, in the opinion of management, are reasonable. The unaudited pro forma combined statement of operations reflects the adjustments to the historical consolidated results of operations that are expected to have a continuing effect. The unaudited pro forma condensed combined statement of operations does not include certain items such as transaction costs related to the acquisition.

    The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

You should read these unaudited pro forma condensed combined financial statements in conjunction with the accompanying notes, the financial statements of Boa included in this Form 8-K and the consolidated financial statements of the Company, including the notes thereto as previously filed.

Compass Diversified Holdings
Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2020
(unaudited)

(in thousands, except per share data)	Compass Diversified Holdings as Reported	Boa as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Net revenues	$1,560,757	$77,173	$—		$1,637,930
Cost of revenues	997,976	31,074	72	(a)	1,029,122
Gross Profit	562,781	46,099	(72)		608,808

Operating expenses:
Selling, general and administrative expense	371,264	27,765	(98)	(a)	398,931
Management fees	34,749	—	3,405	(b)	38,154
Amortization expense	61,935	184	11,246	(c)	73,365
Operating income	94,833	18,150	(14,625)		98,358

Other income (expense):
Interest income (expense), net	(45,768)	149	(6,750)	(d)	(52,369)
Amortization of debt issuance cost	(2,454)	—	—		(2,454)
Other income (expense), net	(2,620)	173	—		(2,447)
Income (loss) from continuing operations before income taxes	43,991	18,472	(21,375)		41,088
Provision for income taxes	16,894	105	—		16,999
Net income from continuing operations	27,097	18,367	(21,375)		24,089
Less: Net income from continuing operations attributable to noncontrolling interest	4,417	—	3,328	(e)	7,745
Net income (loss) attributable to Holdings from continuing operations	$22,680	$18,367	$(24,703)		$16,344

Basic and fully diluted loss per share attributable to Holdings	$(0.34)				$(0.44)

Weighted average number of shares	63,151				63,151

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Compass Diversified Holdings
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Pro forma information is intended to reflect the impact of the acquisition of Boa on the Company’s results of operations through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma condensed combined statements of operations that are expected to have a continuing impact. This information in Note 1 provides a description of each of the pro forma adjustments from each line item in the pro forma condensed combined financial statement together with information explaining how the adjustments were derived or calculated, and represents the effects of the acquisition of Boa as if the Company had acquired Boa on January 1, 2020.

Note 1. Pro Forma Adjustments

Statement of Operations

The following adjustments correspond to those included in the unaudited pro forma condensed combined statement of operations for the period presented:

(a) Depreciation expense

To record the adjustment to depreciation expense included in cost of revenues and selling, general and administrative expense for the revised property, plant and equipment amount associated with the preliminary allocation of the purchase price of Boa (in thousands):

Cost of revenues	For the nine months ended September 30, 2020
Historical depreciation expense	$(917)
Revised depreciation expense	989
$72

Selling, general and administrative expense	For the nine months ended September 30, 2020
Historical depreciation expense	$(2,019)
Revised depreciation expense	1,921
$(98)
(b) Management fee
To record the annual management fee payable to Compass Group Management (our Manager) calculated as 1% of the aggregate purchase price of Boa.

(in thousands)	For the nine months ended September 30, 2020
Management Fee	$3,405

(c) To record the adjustment to amortization expense for the revised intangible assets associated with the preliminary allocation of the purchase price of Boa.

(in thousands)	For the nine months ended September 30, 2020
Historical amortization expense	$(184)
Revised amortization expense	11,430
$11,246

(d) To record the interest expense associated with the $300 million of revolver borrowings used to fund the acquisition, offset by lower commitment fees (unused fees) on the revolving credit facility. The annual interest rate assumed was 3.25% for the revolving credit facility based on the average rate at September 30, 2020, and the commitment fee was 0.25%.

(in thousands)	For the year ended December 31, 2020
Revolver borrowings	$300,000
3.25%
$9,750
Less: Commitment fee	$300,000
0.25%
$750
Revised interest expense	$9,000

(in thousands)	For the nine months ended September 30, 2020
Interest expense	$6,750

(e)    To record the noncontrolling interest associated with Boa's net income for the period presented.

(in thousands)	For the nine months ended September 30, 2020
Boa Net Income	$18,367
Noncontrolling interest ownership percentage	18.1%
$3,328

Note 2. Earnings Per Share
Basic and fully diluted earnings per Trust common share is computed using the two-class method which requires companies to allocate participating securities that have rights to earnings that otherwise would have been available to common shareholders as a separate class of securities in calculating earnings per share. The Company has granted Allocation Interests that contain participating rights to receive profit allocations upon the occurrence of certain events, and has issued preferred shares that have rights to distributions when, and if, declared by the Company's Board of Directors. The calculation of basic and fully diluted earnings per Trust common share is computed by dividing income available to common shareholders by the weighted average number of Trust common shares outstanding during the period. Earnings per common share reflects the effect of distributions that were declared and paid to holders of the Allocation Interests, and distributions that were paid or cumulative on preferred shares during the period.

Reconciliation of pro forma net income (loss) from continuing operations available to common shares of Holdings
The following table reconciles net income (loss) attributable to the common shares of Holdings:

(in thousands)	Year ended
December 31, 2020
Pro forma net income from continuing operations attributable to Holdings	$16,344
Less: Distributions paid - Allocation Interests	9,087
Less: Distributions paid - Preferred Shares	23,678
Less: Accrued distributions - Preferred Shares	2,869
Pro forma net loss from continuing operations attributable to Holdings	$(19,290)

Pro forma earnings per share - continuing operations

Year ended
(in thousands, except per share data)	December 31, 2020
Pro forma net loss from continuing operations attributable to Holdings	$(19,290)
Less: Effect of Contribution based profit - Holding Event	8,571
Pro forma loss from Holdings attributable to common shares	$(27,861)

Basic and fully diluted weighted average common shares of Holdings	63,151

Basic and fully diluted pro forma loss per share attributable to Holdings
Continuing operations	$(0.44)